Exhibit 99.1

PRESS RELEASE

MATTEL ANNOUNCES ANTHONY DISILVESTRO TO BE NEXT CHIEF FINANCIAL OFFICER

•	Former Campbell Soup Company CFO brings nearly four decades of financial experience to Mattel

•	DiSilvestro to assume role of Chief Financial Officer following the filing of the Company’s second quarter Form 10-Q

EL SEGUNDO, Calif., June 23, 2020 – Mattel, Inc. (NASDAQ: MAT) today announced that Anthony P. DiSilvestro will join the Company as Executive Advisor on June 29, 2020, and will assume the role of Chief Financial Officer on the date following the filing of the Company’s Quarterly Report on Form 10-Q for the second quarter 2020, which is anticipated to be filed July 30, 2020. DiSilvestro will report to Ynon Kreiz, Mattel’s Chairman and Chief Executive Officer. DiSilvestro will succeed Joseph J. Euteneuer, who will leave the Company as part of the Company’s previously announced transition plan.

DiSilvestro joins Mattel with nearly four decades of financial and leadership experience, most recently serving as Senior Vice President and Chief Financial Officer of Campbell Soup Company, a role he held from 2014 to 2019. In this position, he helped drive a return to growth and oversaw a successful transformation of the company’s cost structure. He served in various other financial leadership roles at Campbell Soup Company since 1996, including Senior Vice President – Finance, Treasurer, Controller, Chief Financial Officer of the company’s North America and International divisions, and Head of Strategic Planning and Corporate Development.

“Anthony is a world-class executive with a proven track record of driving transformation and operational performance across a global consumer-facing organization,” said Kreiz. “His leadership and financial expertise will benefit Mattel as we continue to position the Company for growth. I look forward to working with Anthony to transform Mattel into an IP-driven, high-performing toy company and create long-term shareholder value.”

“Mattel is an outstanding company with a strong portfolio of beloved brands, and I am excited to join the organization at this important time in its ongoing transformation,” said DiSilvestro. “I look forward to working closely with Ynon, the leadership team and finance organization at Mattel to drive growth and ensure its continued success.”

Kreiz added, “I sincerely thank Joe for his important contributions to Mattel over the past three years as a member of our leadership team and for his commitment to facilitating a smooth transition of the CFO role. Joe played a key role in the significant progress we made in reshaping our operations, restoring profitability and positioning the company for growth. I am grateful for his partnership.”

About Mattel

Mattel is a leading global toy company and owner of one of the strongest catalogs of children’s and family entertainment franchises in the world. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic brands, including Barbie, Hot Wheels, Fisher-Price, American Girl, Thomas & Friends, UNO, and MEGA, as well as other popular intellectual properties that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 35 locations and our products are available in more than 150 countries in collaboration with the world’s leading retail and ecommerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering children to explore the wonder of childhood and reach their full potential.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements, and are currently, or in the future could be, amplified by the COVID-19 pandemic. Specific factors that might cause such a difference include, but are not limited to: (i) potential impacts on the COVID-19 pandemic on Mattel’s business operations, financial results, and financial position and on the global economy, including its impact on Mattel’s sales; (ii) Mattel’s ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (viii) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, including the bankruptcy and liquidation of Toys “R” Us, Inc., or changes in their purchasing or selling patterns; (ix) the future willingness of licensors of entertainment properties for which Mattel currently has licenses or would seek to have licenses in the future to license those products to Mattel; (x) the inventory policies of Mattel’s retail customers, including retailers’ potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (xi) the increased costs of developing more sophisticated digital and smart technology products, and the corresponding supply chain and design challenges associated with such products; (xii) work disruptions, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the bankruptcy and liquidation of Toys “R” Us, Inc. or other of Mattel’s significant retailers, or the general lack of success of one of Mattel’s significant retailers which could negatively impact Mattel’s revenues or bad debt exposure; (xiv) the impact of competition on revenues, margins and other aspects of Mattel’s business, including the ability to offer products which consumers choose to buy instead of competitive products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xvi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for Mattel’s products or delay or increase the cost of implementation of Mattel’s programs or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; and (xxii) other risks and uncertainties as may be described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so except as required by law.

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News Media

Dena Cook

dena.cook@mattel.com

310-252-4247

Securities Analysts

David Zbojniewicz

david.zbojniewicz@mattel.com

310-252-2703